Exhibit 99.1

Mesa Air Group Files Registration Statement on Form S-4 and S-1 in Connection with Proposed Merger with Republic Airways Holdings Inc.

July 23, 2025

PHOENIX, July 23, 2025 – Mesa Air Group, Inc. (NASDAQ: MESA) (“Mesa” or the “Company”) announced that it filed a registration statement on Form S-4 and S-1 with the U.S. Securities and Exchange Commission (“SEC”) on July 10, 2025 in connection with the Company’s proposed merger (the “Merger”) with Republic Airways Holdings Inc. (“Republic”). The registration statement includes a proxy statement and preliminary prospectus. Once declared effective by the SEC, the final proxy statement/prospectus included in the Form S-4/Form S-1 will be mailed to the Mesa stockholders prior to their vote on the proposed Merger.

The registration statement has not yet become effective, and the information contained therein is subject to change. The related securities may not be sold, nor may offers to buy be accepted, prior to the time the registration statement becomes effective.

About Mesa Air Group, Inc.

Headquartered in Phoenix, Arizona, Mesa Air Group, Inc. is the holding company of Mesa Airlines, a regional air carrier providing scheduled passenger service to 82 cities in 32 states, the District of Columbia, Cuba, and Mexico. As of March 31, 2025, Mesa operated a fleet of 60 aircraft, with approximately 238 daily departures. The Company had approximately 1,650 employees. Mesa operates all its flights as United Express pursuant to the terms of a capacity purchase agreement entered into with United.

Forward-Looking Statements

This Press Release includes information that constitutes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words such as “anticipate”, “estimate”, “expect”, “project”, “plan”, “intend”, “believe”, “may”, “might”, “will”, “should”, “can have”, “likely” and similar expressions are used to identify forward-looking statements. These forward-looking statements are based on the Company’s current beliefs, assumptions, and expectations regarding future events, which in turn are based on information currently available to the Company. By their nature, forward-looking statements address matters that are subject to risks and uncertainties. A variety of factors could cause actual events and results to differ materially from those expressed in or contemplated by the forward-looking statements. These factors include, without limitation, the ability to complete the proposed merger with Republic on the proposed terms or on the anticipated timeline, or at all, including the risks and uncertainties related to securing the necessary stockholder approval and satisfaction of other closing conditions to consummate the proposed transaction. For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to the Company’s filings with the SEC, including the risk factors contained in its most recent Annual Report on Form 10-K and the Company’s other subsequent filings with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by applicable laws.

Participants in the Solicitation

Mesa and its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from Mesa’s stockholders with respect to the Merger. Additional information regarding the identity of participants in the solicitation of proxies, and a description of their direct or indirect interests in the proposed transaction, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the proposed transaction when they become available.

No Offer or Solicitation

A registration statement relating to these securities has been filed with the SEC but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective; and the information in this communication is for informational purposes only and is neither an offer to purchase, nor a solicitation of an offer to sell, subscribe for or buy any securities or the solicitation of any vote or approval in any jurisdiction pursuant to or in connection with the proposed transactions or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law.

Additional Information and Where to Find It

This communication relates to a proposed business combination between Mesa and Republic. In connection with this proposed business combination, on July 10, 2025, Mesa filed with the SEC a registration statement on Form S-4/Form S-1 containing a preliminary proxy statement/prospectus of Mesa and other documents related to the proposed transaction. The registration statement has not yet become effective. After the registration statement is declared effective by the SEC, Mesa will file with the SEC a definitive proxy statement/prospectus and a definitive proxy statement/prospectus will be mailed to stockholders of Mesa. INVESTORS AND SECURITY HOLDERS OF MESA ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS THAT MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain a free copy of the proxy statement/prospectus and other documents (when available) that Mesa files with the SEC at the SEC’s website at www.sec.gov. In addition, these documents may be obtained from Mesa free of charge by directing a request to https://investor.mesa-air.com.

Contact:

Mesa Air Group, Inc.

Media

media@mesa-air.com

Investor Relations

investor.relations@mesa-air.com